Exhibit 4.22

PARTIAL ASSIGNMENT OF LEASE

THIS AGREEMENT is dated the 26th day of November, 2009

BETWEEN:

PACIFIC CENTRE LEASEHOLDS LIMITED
(the “Landlord”)

OF THE FIRST PART,

- and -

INTERNATIONAL BARYTEX RESOURCES LTD. and KOBEX RESOURCES LTD.
(collectively, the “Assignor)

OF THE SECOND PART,

- and -

KOBEX MINERALS INC.
(the “Assignee”)

OF THE THIRD PART.

- and -

PACIFIC IMPERIAL MINES INC.
(“Pacific”)

OF THE FOURTH PART,

RECITALS:

A.           By a lease dated the 12th day of January, 2007, and made between the Landlord, as landlord, and the Assignor and Pacific, collectively, as tenant, (the “Lease”), the Landlord leased to the Assignor and Pacific for and during a term of six (6) years, from and including the 1st day of February, 2007, to and including the 31st day of January, 2013 (the “Term”), subject to and upon the terms, covenants and conditions contained in the Lease, certain premises containing a Rentable Area of nine thousand five hundred two (9,502) square feet approximately designated as Suite No. 1700 on the 17th floor (the “Premises”), located at 700 West Pender (the “Building”), in the City of Vancouver, in the Province of British Columbia, and which are shown cross-hatched in red on Schedule “B” attached to the Lease.

B.           The Lease contains a covenant on the part of the tenant not to assign the Lease or sublet the Premises without the Landlord’s consent;

C.           The Assignor has agreed to assign its interest in the Lease to the Assignee subject to obtaining the Landlord’s consent to such assignment;

D.           The Assignor has applied to the Landlord for the Landlord’s consent to assign its interest in the Lease to the Assignee, subject to and upon the terms and conditions herein set out;

E.           Pacific confirms its continuing liability as tenant under the Lease; and

F.           The Landlord has agreed to grant its consent to the within assignment as of the 30th day of September, 2009, (the “Effective Date”), subject to the terms end conditions herein set out.

1.
CONSIDERATION - The consideration for this Agreement is the mutual covenants and agreements between the Parties to this Agreement and the sum of Two Dollars ($2.00) that has been paid By each of the Parties to each of the others, the receipt and sufficiency of which is acknowledged.

2.	RECITALS - The Parties hereto hereby acknowledge, confirm and agree that the foregoing recitals ere true in substance and fact.

3.
ASSIGNMENT - The Assignor hereby transfers, sets over and assigns unto the Assignee as of and from the Effective Date, its interest in the Premises, and all privileges and appurtenances thereto belonging, together with its interest in the unexpired residue of the Term, and its interest in the Lease and all benefits and advantages to be derived therefrom.

TO HAVE AND To HOLD the same unto the Assignee, subject to the payments of the Rent as may hereafter become due and payable under the terms of the Lease and the observance and performance of the covenants and conditions of the Tenant contained in the Lease.

For the purpose of this Agreement, “Rent” includes Net Rent and Additional Rent payable pursuant to the Lease.

4.           ASSIGNOR’S COVENANTS - The Assignor covenants and agrees with the Assignee that:

(a)
Despite any act of the Assignor, the Lease is a good, valid and subsisting Lease and the Rent thereby reserved has been duly paid up to the Effective Date and the covenants and conditions therein contained have been duly observed and performed by the Assignor and Pacific up to the Effective Date.

(b)
The Assignor has good right, full power and absolute authority to assign its interest in the Premises and the Lease in the manner aforesaid, according to the true intent and meaning of this Agreement, free and clear of all liens, mortgages, charges and encumbrances of any kind whatsoever.

(c)
Subject to the payment of Rent and to the observance and performance of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed, the Assignee, together with Pacific, may enter into and upon and hold and enjoy the Premises for the residue of the Term granted by the Lease for its own use and benefit without any interruption by the Assignor or by any Person whomsoever claiming through or under the Assignor.

(d)	The Assignor will from time to time hereafter, at the request and cost of the Assignee, promptly execute such further assurances of the Premises as the Assignee reasonably requires.

5.           ASSIGNEE’S COVENANTS -

(a)	The Assignee covenants with the Assignor that:

(i)
It will at all times during the balance of the Term of the Lease pay the Rent and observe and perform the terms, covenants and conditions contained in the Lease respectively reserved and contained on the part of the tenant therein to be observed and performed.

(ii)	It will indemnify and save harmless the Assignor from all actions, suits, costs, losses, charges, demands and expenses for and in respect of any such non-payment, non-observance or non-performance.

(b)	The Assignee hereby covenants and agrees with the Landlord that:

(i)
It will at all times during the balance of the Term of the Lease pay the Rent reserved by the Lease and all other payments covenanted to be paid by the tenant therein and at the times and in the manner provided for in the Lease, and will observe and perform all of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed as and when the same are required to be observed and performed as provided by the Lease.

(ii)	It will indemnify and save harmless the Landlord from all actions, suits, costs, losses, charges, demands and expenses for and in respect of any such non-payment or non-observance or non-performance.

The Assignee acknowledges that it has received a copy of the executed Lease and is familiar with the terms, covenants and conditions contained therein.

6.
LANDLORD’S CONSENT - The Landlord consents to this assignment of the Assignor’s interest in the Lease to the Assignee as of and from the Effective Date upon and subject to the following terms and conditions, that;

(a)
This consent does not in any way derogate from the rights of the Landlord under the Lease nor operate to release the Assignor, nor Pacific (as tenant), from their obligations to pay all of the Rent from time to time becoming due under the Lease and from the non-observance or non-performance of all of the terms, covenants and conditions in the Lease on the part of the tenant therein to be observed and performed (and the Landlord’s rights and remedies arising as a result of any such non-observance or non-performance) and notwithstanding the within assignment (or any disaffirmance or disclaimer of the within assignment), the Assignor and Pacific shall remain liable during the balance of the Term of the Lease for the observance and performance of all of the terms, covenants and conditions contained in the Lease.

(b)
The Assignor releases and waives any and all rights and remedies to which it may be entitled at law, in equity or as tenant under the Lease including, without limitation, the right to apply for relief from forfeiture or to obtain any reassignment of its interest in the Lease.

(c)
This consent does not constitute a waiver of the necessity for consent to any further Transfer of the Lease (which for the purpose of this Agreement includes any Change of Control, assignment, subletting, mortgaging or encumbering of the Lease or parting with or sharing possession of all or any part of the Premises) which must be completed in accordance with the terms of the Lease. If the Assignee and/or Pacific proposes to effect a further Transfer of the Lease, the terms of the Lease with respect to a Transfer shall apply to any such further Transfer.

(d)
This consent is given upon (The express understanding that the Assignor and the Assignee shall hereafter be jointly and severally responsible for and shall save the Landlord harmless and indemnify it from and against all costs including all legal costs incurred by the Landlord in connection with the preparation of this Agreement and any additional documentation related thereto and the Landlord’s consent to this assignment,

(e)
By giving its consent pursuant to this Agreement, the Landlord does not hereby acknowledge or approve of any of the terms of this Agreement as between the Assignor and Assignee except for the assignment of the Assignor’s interest in the Lease itself.

(f)
This assignment of the Lease is deemed not to have been delivered to the Assignee by the Assignor until the consent of the Landlord has been evidenced by the execution and delivery of this Agreement by the Landlord to the Assignor, the Assignee and Pacific

(g)
It is understood and agreed that in accordance with the terms of the Lease the Landlord has received only an estimated amount on account of Additional Rent payable under the Lease and the Assignor, the Assignee and Pacific shall, without duplication but on a joint and several basis, pay to the Landlord within five (5) days after demand therefor the amount by which the actual Additional Rent payable pursuant to the Lease as calculated by the Landlord exceeds the estimated Additional Rent received by the Landlord as of the Effective Date.

(h)	The Assignor, the Assignee and Pacific shall, at their expense, promptly execute such further documentation with respect to the Premises as the Landlord reasonably requires from time to time.

(i)
The Assignee shall not be entitled to enter into and take possession of the Premises until (i) it shall deliver to the Landlord certificates of insurance on the Landlord’s standard form, or, if required by the Landlord’s Mortgagee, certified copies of each such insurance policy which the Tenant is required to take out pursuant to the Lease, and (ii) it shall deliver evidence to the Landlord that it has obtained all required permits, licenses and approvals from all governmental authorities having jurisdiction for the carrying on by the Assignee of its permitted business in the Premises.

(j)
The Assignee acknowledges and agrees that (i) it is accepting possession of the Premises in an “as is” condition as of the Effective Date, (ii) the Landlord has no responsibility or liability for making any renovations, Alterations or Leasehold Improvements in or to the Premises. and (iii) all further renovations, Alterations or Leasehold Improvements in or to the Premises are the sole responsibility of the Assignee and shall be undertaken and completed at the Assignee’s expense and strictly in accordance with the provisions of the Lease.

7.           CONFIRMATION -

(a)
The Parties hereto do in all other respects hereby confirm that the Lease is in full force and effect, unchanged and unmodified except in accordance with this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

(b)
Pacific, acknowledging the consideration aforesaid, hereby consents to the within assignment of the Assignor’s interest in the Lease on the terms and conditions herein set out in this Agreement and confirms that as of the effective date, it, together with the Assignee are collectively the tenant under the Lease and the obligations of Pacific under the Lease shall remain in full force and effect notwithstanding the within assignment or any further Transfer of the Lease.

8.
BINDING EFFECT - This Agreement shall enure to the benefit of the Landlord and its successors and assigns, and shall be binding upon each of the other Parties hereto, and each of their heirs, executors, administrators and permitted successors and permitted assigns, respectively.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the day and year first above written.

)	PACIFIC CENTRE LEASEHOLDS LIMITED
)		(Landlord)
) ) )
)
)	Per:
)		Authorized Signature
) ) )
)
)	Per:
)		Authorized Signature
)
)	I/We have authority to bind the corporation.

)	INTERNATIONAL BARYTEX RESOURCES LTD.
)		(Assignor)
) ) ) ) ) ) ) ) ) )
)
)	Per:
)		Authorized Signature
) ) ) ) )
)
)	Per:
)		Authorized Signature
)
)	I/We have authority to bind the corporation.
)
)
)	KOBEX RESOURCES LTD.
)		(Assignor)
)
) ) ) ) ) ) ) ) ) )
)
)	Per:
)		Authorized Signature
) ) )
)
)	Per:
)		Authorized Signature
)
)	I/We have authority to bind the corporation.
)
)
)	KOBEX MINERALS INC.
)		(Assignee)
) ) ) ) ) ) ) ) ) )
)
)	Per:
)		Authorized Signature
) ) ) ) )
)
)	Per:
)		Authorized Signature
)
)	I/We have authority to bind the corporation.
)
)	PACIFIC IMPERIAL MINES INC.
)		(Pacific)
)
)
)
)	Per:
)		Authorized Signature
) ) )
)
)	Per:
)		Authorized Signature
)
)	I/We have authority to bind the corporation
)